UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: December 1, 2005 (date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 4.01 Changes in Registrant's Certifying Accountant

On December 1, 2005, HJ & Associates, LLC (the “Former Accountant”) resigned as the auditors for Nexia Holdings, Inc. (the “Company”) and an 8-K was filed with that date, this is an amendment and supplement to that filing.

The reports of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, did not contain an adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years and the first two subsequent interim periods of 2005, except that the Former Accountant’s opinion in its report on the Company’s financial statements was modified to express substantial doubt with respect to the Company’s ability to continue as a going concern for the last two fiscal years.

During the Company’s two recent fiscal years and the subsequent interim periods through the date of resignation, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B except for the following:

Due to miscommunication the most recent interim report, the 10-QSB for the period ended September 30, 2005, was filed prior to the Former Accountant completing its review. As a result, the Former Accountants tendered their resignation. The Former Accountant has informed management that it appeared the acquisition by the Company of Salt Lake Development Corporation had not been accounted for properly and had requested that the Company review the accounting for the acquisition and make adjustments as appropriate. Upon the hiring of new accountants the accounting for the Company’s acquisition of Salt Lake Development was corrected and reviewed and on December 15, 2005 an amended 10-QSB was filed, following review of the financials for the period ended September 30, 2005 by Bongiovanni & Associates, P.A. the new accountant for the Company.

The issues with regard to accounting for the acquisition stated above were referred to a third party accountant for assistance and if needed the preparation of amended financial statements for the period ended September 30, 2005. Changes to the accounting for the acquisition of Salt Lake Development and the financial statements for the period ended September 30, 2005 were recommended by the third party accountant and made by the Company; those changes were prepared and filed in a 10-QSB/A filed on December 15, 2005, after review by the new accountant. The result of those changes are as set forth in the attachment hereto, labeled as exhibit 99.1.

The issues raised by the Former Accountant were not resolved prior to their resignation and as they required changes to the financial statements they might have materially impacted the fairness or reliability of the financial statements for the fiscal period ended September 30, 2005. Only that period is affected as the acquisition took place in August of 2005. Those changes are reflected in the Amended 10-QSB/A filed by the Company on December 15, 2005 and a comparison of the original numbers and the revised numbers are attached hereto as exhibit 99.1. Management does not believe that the changes have resulted in material revisions to the Company’s financial statements.

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The only matters known to the Company upon which the Former Accountant and the Company have any disagreement is related to the miscommunication regarding the filing of the Company’s September 30, 2005 10-QSB prior to the completion of the review of the Company’s financial statements as previously discussed. A member of the board of directors of the Company has held discussions with the Former Accountants regarding the filing of the September 30, 2005 10QSB prior to the complition of the review of the Company’s financial statements and the subsequent resignation of the Former Accountants. The Company has authorized and has been informed that the Former Accountant has been in contact with a third party CPA that worked with the Company to make the modifications to the accounting made with regard to Salt Lake Development and the Successor Accountant has been authorized to contact the Former Accountant and the Former Accountant has been authorized to respond to any contact from the Successor Accountant on any subject.

During the Company’s two most recent fiscal years and the subsequent interim period through the date of resignation, other than as discussed above, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on these financial statements for those periods.

The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter is attached as Exhibit 16.1 to this Current Report on Form 8-K/A.

ITEM 9.01 Financial Statements and Exhibits
The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description
16.1 99.1	4 5	Letter of HJ & Associates, LLC dated January 5, 2006, the Former Accountant Analysis of changes in financial statement for the period ended September 30, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Dated this 5th day of January, 2006.	By:	/s/ Richard Surber
Richard Surber President

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